UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2004

RAMCO-GERSHENSON PROPERTIES TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-350-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2004, Ramco-Gershenson Properties, L.P. ("Ramco"), the operating partnership of Ramco-Gershenson Properties Trust (the "Trust") and of which the Trust is the general partner, entered into amendments to its secured revolving and unsecured revolving credit facilities (the "Facilities") with Fleet National Bank, as the Administrative Agent for the lenders and as a lender. In addition to Fleet National Bank, the lenders under the secured Facility are Deutsche Bank Trust Company Americas, JP Morgan Chase Bank, N.A., Standard Federal Bank N.A., Huntington National Bank, U.S. Bank National Association, PNC Bank National Association, and KeyBank National Association. The lenders under the unsecured Facility are Fleet National Bank and KeyBank National Association.

The unsecured Facility allows for revolving borrowings of up to $40,000,000, and the amendment of the secured Facility increased such Facility from $125,000,000 to $160,000,000. Ramco has the right to increase the secured Facility to up to $200,000,000, subject to commitments being arranged with additional lenders. Borrowings under the secured Facility are secured by certain real properties owned by Ramco and its subsidiaries, and the Trust and its subsidiaries guarantee the Facilities. The Facilities expire on December 29, 2005, but Ramco has the option to extend the maturity date of the secured Facility to December 29, 2006, subject to certain conditions and payment of an extension fee.

The amendments lowered the interest rates payable under the Facilities. As amended, borrowings under the secured Facility bear interest at a variable rate equal to LIBOR plus 1.15% to 1.55%, compared to the previous rates of LIBOR plus 1.50% to 2.00%, and borrowings under the unsecured Facility bear interest at a variable rate equal to LIBOR plus 1.85% to 2.25%, compared to the previous rates of LIBOR plus 3.25% and 3.75%, in each case depending on Ramco’s ratio of liabilities to assets. Interest on the borrowings is payable monthly, and principal is payable in full at maturity.

Ramco has other relationships with several of the lenders under the Facilities. KeyBank National Association is the lender to Ramco/Lion Venture LP, a subsidiary of Ramco, and Huntington National Bank is a lender to subsidiaries of the Trust with respect to Gaines Marketplace and Beacon Square. From time to time, affiliates of Deutsche Bank Trust Company Americas and KeyBank National Association have acted as underwriters of public offerings of the Trust’s equity securities, and an affiliate of Deutsche Bank Trust Company Americas recently acted as a financial advisor to Ramco in connection with a joint venture arrangement.

Item 9.01. Financial Statements and Exhibits.

Press Release, dated January 5, 2005, issued by Ramco-Gershenson Properties Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

January 5, 2005	By:	Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 5, 2005, issued by Ramco-Gershenson Properties Trust